Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Primerica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities (5)	(1)(2)	(1)(2)	(1)(3)	(1)(2)	(4)	(4)
	Equity	Preferred Stock, $0.01 par value
	Equity	Common Stock, $0.01 par value
	Equity	Depositary Shares
	Other	Warrants (6)
	Other	Stock Purchase Contracts
	Other	Stock Purchase Units
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2) Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.

(5) Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

(6) The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.